JONES SODA TO PRESENT AT THE 7TH ANNUAL ICR XCHANGE

January 12, 2005	Trading Symbol	OTC: JSDA TSX-V: JSD

Seattle, WA, U.S.A. – Jones Soda Co. (the “Company” or “Jones”), today announced that the company will make a presentation at the 7th Annual ICR XChange Conference at the La Costa Resort & Spa in Carlsbad, CA. The presentation is scheduled for Thursday, January 13, 2005 at 1:10pm Pacific Time. The presentation will be simultaneously broadcast on the Internet and will be available at www.jonessoda.com and www.icr-online.com/conference.

Headquartered in Seattle, Washington, Jones Soda Co., markets and sells its Jones Soda, Jones Naturals and Jones Energy brands through its distribution network in select markets across North America. A leader in the premium soda category, Jones is known for its innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda products are sold through traditional beverage retailers and everywhere you’d never expect to find a soda.

Statements in this press release, and elsewhere that look forward in time or include anything other than historical information involve risks and uncertainties that may affect the Company’s actual results of operations. Statements contained in this release regarding the Company’s anticipated future results of operations, increased consumer awareness and acceptance of the Company’s products, product placement and market penetration, anticipated results of changes to management team, and on the Company’s ability to expand the Jones Soda, Jones Naturals, Jones Energy and Whoopass brands are ”forward-looking statements” as the phrase is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements by the Company are subject to certain risks, including future demand for Jones Soda products, the Company’s ability to maintain and expand its distributor network, the Company’s success in introducing new products to the market and the market’s acceptance of those products, the ability of its distributors to increase product sales, competition from other businesses providing similar products and the Company’s ability to successfully execute its business strategy. These risks and uncertainties, as well as other risks that are relevant to the Company’s business and results of operations, are discussed in more detail in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-KSB for the 2001 fiscal year.

For further information, contact:
Jennifer Cue, Jones Soda Co.
(206) 624-3357 or jencue@jonessoda.com

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